Exhibit Q

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors/Trustees of

VALIC COMPANY I

VALIC COMPANY II

do hereby severally constitute and appoint Kurt W. Bernlohr, Gregory N. Bressler, Louis O. Ducote II, Nori L. Gabert, Donna M. Handel, Greg R. Kingston, and/or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filing with the Securities and Exchange Commission, including, but not limited to registrations statements on Form N-1A and From N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including, but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ Kurt W. Bernlohr	President	May 1, 2012
Kurt W. Bernlohr	Principal Executive Officer)

/s/ Gregory R. Kingston Gregory R. Kingston	Treasurer	May 1, 2012
(Principal Financial and Accounting Officer)

/s/ Thomas J. Brown Thomas J. Brown	Independent Director and Trustee	May 1, 2012

/s/ Judith L. Craven Judith L. Craven	Independent Director and Trustee	May 1, 2012

/s/ William F. Devin William F. Devin	Independent Director and Trustee	May 1, 2012

/s/ Timothy J. Ebner Timothy J. Ebner	Independent Director and Trustee	May 1, 2012

/s/ Gustavo E. Gonzales, Jr. Gustavo E. Gonzales, Jr.	Independent Director and Trustee	May 1, 2012

/s/ Peter A. Harbeck Peter A. Harbeck	Director and Trustee	May 1, 2012

/s/ John W. Lancaster John W. Lancaster	Independent Director and Trustee	May 1, 2012

/s/ Kenneth J. Lavery Kenneth J. Lavery	Independent Director and Trustee	May 1, 2012

/s/ John E. Maupin, Jr. John E. Maupin, Jr.	Independent Director and Trustee	May 1, 2012